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                                                                   EXHIBIT 3.2

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                            ARTICLES OF INCORPORATION

                 AS AMENDED AND RESTATED AS OF FEBRUARY 1, 1995
                         AS AMENDED AS OF MARCH 24, 1999

            FIRST: The name of the corporation ("Corporation") is: Starwood Hotels & Resorts Worldwide, Inc.

            SECOND: The purposes for which the Corporation is formed are as follows:

            (a) To lease hotels, to acquire hotels, to manage hotels and other real property, either directly or by entering into management contracts, to perform services relating to real estate and to engage in other activities involving hotels and other real estate.

            (b) To engage in any lawful act or activity for which corporations may be organized under, and to have and exercise any and all powers or privileges now or hereafter conferred by, the Maryland General Corporation Law or any Act amendatory thereof or supplemental thereto or in substitution therefor.

            THIRD: The post office address of the principal office of the Corporation in Maryland is:

                        The Corporation Trust Incorporated
                        32 South Street
                        Baltimore, Maryland 21202

            FOURTH: The name and post office address of the resident agent of the Corporation in Maryland is:

                        The Corporation Trust Incorporated
                        32 South Street
                        Baltimore, Maryland 21202

            FIFTH: The total number of shares of stock which the Corporation has authority to issue is one billion three hundred and fifty million (1,350,000,000) shares, consisting of (a) one billion (1,000,000,000) shares of common stock with a par value of $0.01 per share, (b) two hundred million (200,000,000) shares of preferred stock with a par value of $0.01 per share, (c) fifty million (50,000,000) shares of excess common stock with a par value of $0.01 per share, and (d) one hundred million (100,000,000) shares of excess preferred stock with a par value of $0.01 per share. The preferred stock may be issued in such series and with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other



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distributions, qualifications, and terms and conditions of redemption, if any, as may be fixed by the Board of Directors. The excess common stock and the excess preferred stock shall have the rights provided in the NINTH Article hereof. The aggregate par value of all shares of stock which the Corporation has authority to issue is thirteen million five hundred thousand Dollars ($13,500,000). The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

            SIXTH: (a) The Corporation shall have three Directors, which number may be changed from time to time in such manner as the By-Laws of the Corporation shall provide. The Directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1995 annual meeting, (i) Directors elected to succeed the class of Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director of the class to hold office until his or her successor shall have been duly elected and qualified, and (ii) except as otherwise required by law, if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

            (b) Except as otherwise required by law, unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from any cause shall be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the numbers of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

            (c) The names of the Directors of the Corporation as of the amendment and restatement of the Charter herein set forth are as follows:

                        Bruce M. Ford
                        Graeme W. Henderson
                        Earle F. Jones


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            SEVENTH: Notwithstanding the provisions of the SIXTH Article or any limitations on removal of Directors, the stockholders of the Corporation may remove any director, but only for cause, and only by the affirmative vote of two-thirds (2/3) of all the votes entitled to be cast for the election of Directors.

            EIGHTH: No holder of capital stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or any options or warrants for such stock or any rights to subscribe to or purchase such stock or securities convertible into or exchangeable for such stock whether now or hereafter authorized or whether issued for money, for a consideration other than money, or for no consideration.

            NINTH: Restrictions on the transferability of stock of the Corporation are as follows:

            (a) Subject to paragraphs (b), (c) and (d) of this NINTH Article, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

            (b) Beginning at the time that the payment of a distribution in kind of the shares of common stock of the Corporation shall have occurred ("effective time of the restriction"), and continuing thereafter until such time as the limitation on transfer provided for in the Pairing Agreement to be entered into by Starwood Lodging Trust, a Maryland real estate investment trust ("SLT"), and the Corporation shall be terminated:

                  (i) The shares of common stock of the Corporation shall not be transferable, and shall not be transferred on the books of the Corporation unless (1) a simultaneous transfer of a like number of shares of SLT is made by the same transferor to the same transferee, or (2) such transferor has previously arranged with SLT for the acquisition by the transferee of a like number of shares of SLT, and in each case such shares are paired with one another.

                  (ii) Each certificate evidencing ownership of shares of SLT issued and not canceled prior to the effective time of the restriction shall be deemed to evidence a like number of shares of common stock of the Corporation.

                  (iii) Any registered holder of a certificate evidencing
            ownership of shares of SLT issued prior to the effective time of the restriction may, upon request and presentation of such certificate to the Corporation's transfer agent, obtain in substitution therefor a certificate or certificates registered in such holder's name evidencing the same number of shares of common stock of the Corporation and a like number of shares of SLT.


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                  (iv) A legend shall be placed on the face of each certificate evidencing ownership of shares of common stock of the Corporation issued after the effective time of the restriction, referring to the restrictions on transfer set forth herein.

            (c) Restrictions on Transfer.

                  (i) Definitions. The following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of shares of
            capital stock by a Person who would be treated as an owner of such shares of capital stock directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Charitable Beneficiary" shall mean the organization or
            organizations described in Sections 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

                  "Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

                  "Excess Shares" shall mean the excess common stock and the excess preferred stock.

                  "Excess Share Trust" shall mean the trust created pursuant to paragraph (d) of this NINTH Article.

                  "Excess Share Trust Beneficiary" shall mean a beneficiary of the Excess Share Trust as determined pursuant to paragraph (d) of this NINTH Article.

                  "Excess Share Trustee" shall mean Nina Matis or any successor appointed pursuant to paragraph (d) of this NINTH Article.

                  "Market Price" of any class of shares of capital stock on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean (1) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (2) if such class of shares of capital stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction


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            reporting system with respect to securities listed on the principal national securities exchange on which such class of shares of capital stock is listed or admitted to trading, or (3) if such class of shares of capital stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (4) if such class of shares of capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of shares of capital stock selected by the Board of Directors.

                  "Ownership Limit" shall mean (i) in the case of a Person other than an Existing Holder (as defined below), Beneficial Ownership of more than eight percent (8.0%), by value, vote or number, of the shares of capital stock and (ii) in the case of a Person who or which was the Beneficial Owner, as of February 1, 1995 (the "Amendment Date"), of more than 8.0% (by vote, value or number) of the shares of capital stock (any such Person being referred to as an "Existing Holder"), a percentage (by vote, value or number) equal to the lesser of (a) 9.9% and (b) the percentage of shares of capital stock Beneficially Owned by such Existing Holder as of the Amendment Date; provided that if, at any time and from time to time after the Amendment Date, the percentage of shares of capital stock Beneficially Owned by an Existing Holder shall decrease (whether by reason of a disposition by such Existing Holder, an increase in the number of outstanding shares of capital stock or otherwise), then from and after the time of such decrease the Ownership Limit in the case of such Existing Holder shall be a percentage (by vote, value or number) equal to the greater of (x) 8.0% and (y) the percentage of shares of capital stock Beneficially Owned by such Existing Holder after giving effect to such decrease.

                  "Person" shall mean any individual, corporation, partnership, joint stock company or association, joint venture, association, company, trust, bank, limited liability company, estate, foundation or other entity and any government, agency or political subdivision thereof.

                  "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the Person for whom the Purported Record Holder held shares of capital stock that were, pursuant to paragraph (c)(iii) of this NINTH Article, automatically converted into Excess Shares upon the occurrence of such event.

                  "Purported Beneficial Transferee, shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of capital


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            stock if such Transfer had been valid under paragraph (c)(ii) of this NINTH Article.

                  "Purported Record Holder" shall mean, with respect to any
            event (other than a purported Transfer) which results in Excess Shares, the record holder of the shares of capital stock that were, pursuant to paragraph (c)(iii) of this NINTH Article, automatically converted into Excess Shares upon the occurrence of such event.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the shares of capital stock if such Transfer had been valid under paragraph (c)(ii) of this NINTH Article.

                  "REIT" shall mean a real estate investment trust for federal income tax purposes.

                  "Restriction Termination Date" shall mean the first day of the taxable year for which the Trustees of SLT have determined to terminate SLT's status as a REIT.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of shares of capital stock (including (1) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of shares of capital stock or (2) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of capital stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for capital stock shall be determined in accordance with Sections 318 and 544 of the Code.

                  (ii) Restrictions on Transfers and Other Events. On or after the Restriction Termination Date, the provisions of paragraphs (c) and (d) of this NINTH Article shall be of no further force and effect. Prior to the Restriction Termination Date and except as provided in subparagraph (ix) below:

                        (1) No Person shall Beneficially Own shares of capital
                  stock in excess of the Ownership Limit;

                        (2) Any Transfer that, if effective, would result in any
                  Person Beneficially Owning shares of capital stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of capital stock which would be otherwise Beneficially Owned by such Person


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                  in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of capital stock in excess of the Ownership Limit;

                        (3) Any Transfer that, if effective, would result in the
                  shares of capital stock being Beneficially Owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in such shares of capital stock; and

                        (4) Any Transfer of shares of capital stock that, if
                  effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (applied as if the Corporation was a REIT) shall be void ab initio as to the Transfer of that number of shares of capital stock which would cause SLT to be "closely held" within the meaning of Section 856(h) of the Code and the intended transferee shall acquire no rights in such shares of capital stock.

                  (iii) Conversion into Excess Shares.

                        (1) If, notwithstanding the other provisions contained
                  in this NINTH Article, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own shares of capital stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (ix) below, such shares of capital stock which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into that number of shares of excess common stock or excess preferred stock, as appropriate, equal to the number of shares of capital stock being converted, as further described in clause (3) below. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

                        (2) If, notwithstanding the other provisions contained
                  in this NINTH Article, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code (applied as if the Corporation was a REIT), then the shares of capital stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other shares of capital stock, the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into that number of shares of excess common stock or excess preferred stock, as appropriate, equal to the number of shares of capital stock being converted, as further described in clause (3) below. Such conversion shall be effective


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                  as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                        (3) Upon conversion of common stock or preferred stock
                  into Excess Shares pursuant to subparagraph (iii), common stock shall be converted into excess common stock and preferred stock shall be converted in excess preferred stock.

                  (iv) Remedies for Breach. If the Board of Directors or its
            designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of paragraph
            (c)(ii) of this NINTH Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of capital stock in violation of paragraph (c)(ii) of this NINTH Article, the Board of Directors or its designees may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of paragraph
            (c)(ii) of this NINTH Article, shall be void ab initio and automatically result in the conversion described in paragraph
            (c)(iii), irrespective of any action (or non-action) by the Board of Directors or its designees.

                  (v) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of capital stock in violation of paragraph (c)(ii) of this NINTH Article, or any Person who is a purported transferee such that Excess Shares result under paragraph
            (c)(iii), shall immediately give written notice to the Corporation of such Transfer, attempted Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on SLT's status as a REIT.

                  (vi) Owners Required to Provide Information. Prior to the
            Restriction Termination Date:

                        (1) Every Beneficial Owner of five percent (5% or more,
                  by value, vote or number, or such lower percentages as required pursuant to regulations under the Code (applied as if the Corporation was a REIT), of the outstanding shares of capital stock shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of capital stock Beneficially Owned, and a description of how such shares are held.


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                        (2) Each Person who is a Beneficial Owner of shares of
                  capital stock and each Person (including the shareholder of record) who is holding shares of capital stock for a Beneficial owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to ensure compliance with the ownership Limit and SLT's compliance with the REIT requirements of the Code and the regulations published thereunder.

                  (vii) Remedies Not Limited. Subject to paragraph (c)(xii) of this NINTH Article, nothing contained in this NINTH Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect SLT and the interests of the Corporation's stockholders by preservation of SLT's status as a REIT and to ensure compliance with the Ownership Limit.

                  (viii) Ambiguity. In the case of an ambiguity in the
            application of any of the provisions of this paragraph (c) or paragraph (d), including any definition contained in subparagraph
            (c)(i), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (c) or paragraph (d) with respect to any situation based on the facts known to them.

                  (ix) Exception. The Board of Directors upon receipt of a
            ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that SLT's status as a REIT will not be jeopardized, may exempt a Person from the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership of shares of capital stock will not jeopardize SLT's status as a REIT.

                  (x) Legend. Until the Restriction Termination Date, each
            certificate for the respective class of shares of capital stock shall bear the following legend:

                        The shares of capital stock represented by this
                  certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors, no Person may (1) Beneficially Own shares of capital stock in excess of 8.096 of the outstanding shares of capital stock, by value, vote or number, determined as provided in the Corporation's Articles of Incorporation, as the same may be amended from time to time (the "Articles"), and computed with regard to all outstanding shares of capital stock and, to the extent provided by the Code, all shares of capital stock issuable under existing options and exchange rights that have not been exercised; or
                  (2) Beneficially Own shares of capital stock which would result in SLT being "closely held." Unless so excepted, any acquisition of shares of capital stock and continued holding of ownership


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                  constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of capital stock represented hereby will be automatically converted into Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on an annual basis. All terms not defined in this legend have the meanings provided in the Articles. The Corporation will mail without charge to any requesting stockholder a copy of the Articles, including the express terms of each class and series of the authorized shares of capital stock of the Corporation, within five (5) days after receipt of a written request therefor.

                  (xi) Severability. If any provision of this NINTH Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (xii) New York Stock Exchange Transactions. Nothing in this
            NINTH Article shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

            (d)   Excess Shares.

                  (i) Ownership In Trust. Upon any purported Transfer or other event that results in Excess Shares pursuant to paragraph (c)(iii) of this NINTH Article, such Excess Shares shall be deemed to have been transferred to Nina Matis (or any successor Excess Share Trustee), as Excess Share Trustee of the Excess Share Trust for the benefit of such Excess Share Trust Beneficiary or Beneficiaries and the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in paragraph (d)(v). Nina Matis, or any successor Excess Share Trustee, may resign by appointing a person independent of SLT, the Corporation or any Excess Share Trust Beneficiary as the Excess Share Trustee. The Excess Share Trustee shall, from time to time,


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            designate one or more charitable organization or organizations as the Charitable Beneficiary.

                  (ii) Dividend Rights. Excess Shares shall be entitled to the same dividends determined as if no conversion into Excess Shares had occurred. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of capital stock have been converted into Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

                  (iii) Rights Upon Liquidation. Excess Shares shall not be
            entitled to receive any portion of the assets of the Corporation on the liquidation or dissolution of the Corporation. Upon conversion of Excess Shares into shares of capital stock pursuant to paragraph
            (d)(v), such shares shall be entitled to receive their pro rata share of the assets of the Corporation as a result of the liquidation or dissolution of the Corporation.

                  (iv) Voting Rights. The Excess Share Trustee shall vote the
            Excess Shares which shall have the same voting rights as the shares of capital stock into which they are to be converted pursuant to paragraph (d)(v). Any vote cast by the Purported Beneficial Transferee or Purported Record Transferee will, at the option of the Excess Share Trustee, be void ab initio.

                  (v) Restrictions On Transfer; Designation of Excess Share
            Trust Beneficiary. (1) Excess Shares shall not be transferrable. The Excess Share Trustee may freely designate an Excess Share Trust Beneficiary of all or any portion of the beneficial interest in the Excess Share Trust (representing the number of Excess Shares held by the Excess Share Trust attributable to a purported Transfer or other event that results in Excess Shares and designated as to number and class of shares pursuant to the notice provision of this clause), if the Excess Shares held in the Excess Share Trust would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Share of Beneficial Interest in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Shares (through a gift, devise or other transaction), a price per share of Excess Shares equal to the Market Price of the shares of capital stock on the date of the purported Transfer that resulted in the Excess Shares. If Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that


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            reflects a price per share of Excess Shares equal to the lesser of
            (A) the price per share received by the Excess Share Trustee or (B) the Market Price of the shares of capital stock on the date of the event that resulted in Excess Shares. Upon such transfer of an interest in the Excess Share Trust, the corresponding shares of Excess Shares in the Excess Share Trust shall be automatically converted into such number of shares of common or preferred stock (of the same class as the shares that were converted into such Excess Shares) as is equal to the number of shares of Excess Shares, and such shares of common or preferred stock shall be transferred of record to the Excess Share Trust Beneficiary of the interest in the Excess Share Trust designated by the Excess Share Trustee as described above if such shares of capital stock would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. Prior to any transfer of any interest in the Excess Share Trust, the Corporation must have waived in writing its purchase rights, if any, under paragraph (d)(vi). Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Corporation shall pay the costs and expenses of the Excess Share Trustee.

                  (2) Notwithstanding the foregoing, if a Purported Beneficial
            Transferee, Purported Beneficial Holder or the Excess Share Trustee receives a price for an interest in the Excess Share Trust that exceeds the amounts allowable under paragraph (d)(v)(1) of this NINTH Article, such Purported Beneficial Transferee or Purported Beneficial Holder shall be personally liable to, and shall pay, or cause the Excess Share Trust Beneficiary of the interest in the Excess Share Trust to pay, such excess to the Excess Share Trustee who shall pay over such excess to the Charitable Beneficiary.

                  (3) Notwithstanding the foregoing, if the provisions of this paragraph (d)(v) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation, in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

                  (vi) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Excess Share equal to (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the shares of capital stock in the transaction that created such Excess Shares (or, in the case of devise or gift, the Market Price of the shares of capital stock at the time of such devise or gift), or (B) the lowest Market Price of the class of shares of capital stock which resulted in the Excess Shares at any time after the date such shares were converted into Excess Shares and prior to the date the Corporation, or its designee, accepts such offer or (II) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the shares of capital stock on the date of such event or
            (B) the lowest Market Price for shares of capital stock which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety
            (90) days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to paragraph (c)(v) of this NINTH Article.

            (e) Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock required by law or these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then-outstanding shares of capital stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this NINTH Article.

            TENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

            ELEVENTH: The provisions for the regulation of the internal affairs of the Corporation are to be stated in the Bylaws of the Corporation, as the same may be amended from time to time.

            TWELFTH: Any amendments to these Articles of Incorporation shall be approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

            THIRTEENTH: The Corporation shall not consummate a consolidation, merger, share exchange or sale, lease, exchange or other transfer of all or substantially all of its assets, the stockholder approval of which is required by applicable law, unless such transaction is approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

            FOURTEENTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the effect of this FOURTEENTH Article with respect to any act or omission which occurs prior to such amendment or repeal.

            FIFTEENTH: In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without the United States of America, which licenses, franchises or other regulatory approvals are conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications (the "Gaming Licenses"), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the "Gaming Laws"), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:

            (a) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.

            (b) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's Securities held by such holder within the 120 day period (the "Disposition Period") commencing on the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of such holder's disqualification or unsuitability (the "Disqualification Notice"). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation's books and records or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

            (c) If any Disqualified Holder fails to dispose of the Corporation's Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (1) the lowest closing sale price of such Securities on any trading day during the

      Disposition Period or (2) such Disqualified Holder's original purchase price; provided, that if the Securities to be so redeemed are paired with securities of SLT (the Securities of the Corporation and the securities of SLT when so paired being herein referred to as "Paired Securities") pursuant to the Pairing Agreement, dated as of June 25, 1980, as amended, between SLT and the Corporation, the Corporation and SLT may redeem such Paired Securities for an aggregate amount equal to the lesser of (1) the lowest closing sale price of such Paired Securities on any trading day during the Disposition Period or (2) such Disqualified Holder's original purchase price for such Paired Securities.

            (d) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:

                  (1) receive payments of dividends or interest upon any
            Securities of the Corporation held by such Disqualified Holder,

                  (2) exercise, directly or indirectly, any right conferred by the Corporation's Securities upon the holders thereof, or

                  (3) receive any remuneration in any form, for services
            rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.

            (e) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this Article FIFTEENTH including, without limitation, (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to Paragraph (b) of this Article FIFTEENTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

            (f) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article FIFTEENTH, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this Article FIFTEENTH will expose the Corporation to irreparable injury for which there is not adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article FIFTEENTH.

            (g) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs (including attorney's fees) incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest the Securities.

            (h) The following definitions shall apply with respect to this Article FIFTEENTH:

                  (1) The term "Gaming Authorities" includes all governmental authorities within or without the United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to the State of Nevada, the term "Gaming Authorities" shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors; and with respect to Atlantic City, New Jersey, the term "Gaming Authorities" shall include, without limitation, the New Jersey Casino Control Commission, the Division of Gaming Enforcement or their respective successors.

                  (2) The term "Securities" means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock, bonds, mortgages, debentures, security agreements, notes, warrants, options and rights.

                  (3) The term "Subsidiary" (A) in matters relating to Gaming
            Laws of the State of New Jersey, shall have the definition set forth in the New Jersey Statutes Annotated 5:12-47 or (B) in matters relating to Gaming Laws outside of the State of New Jersey, means
            (i) a corporation, more than 50% of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote or (ii) a firm, association, partnership, limited liability company, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest.

                             ARTICLES SUPPLEMENTARY

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


            Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Under a power contained in Article FIFTH of the charter of the Corporation (the "Charter") in accordance with Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held, classified and designated 1,000,000 shares (the "Shares") of Preferred Stock of the Corporation, par value $.01 per share, as shares of Series A Junior Participating Preferred Stock of the Corporation, par value $.01 per share (the "Series A Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article FIFTH of the Charter, with any necessary or appropriate changes to the enumeration or lettering of the provisions thereof (all capitalized terms used herein that are defined in the Charter shall be deemed to have the meanings provided therein):

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and filing of articles supplementary in accordance with the MGCL stating that such increase or decrease has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation convertible into shares of Series A Preferred Stock.

            Section 2.  Dividends and Distributions.

            (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provisions for adjustment hereinafter set forth, (i) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, plus (ii) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class B Shares of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust, or any successor (the "Trust"), or any shares of beneficial interest in the Trust into which such Class B Shares may be changed (such Class B Shares and any such shares into which such Class B Shares are changed being herein referred to as the "Class B Shares") or a subdivision of the outstanding Class B Shares (by reclassification or otherwise), declared on the Class B Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 15, 1999 (the "Rights Declaration Date") (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock or (z) combine the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)(i) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Trust shall at any time after the Rights Declaration Date (X) declare any dividend on the Class B Shares payable in Class B Shares, (Y) subdivide the outstanding Class B Shares or (Z) combine the outstanding Class B Shares into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)(ii) of the second preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class B Shares outstanding immediately after such event and the denominator of which is the number of Class B Shares that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) or the Trust declares a dividend or distribution on the Class B Shares (other than a dividend payable in Class B Shares); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock or the Class B Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            Section 3.  Voting Rights.

            The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C)(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

            (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. At any meeting at which the holders of Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

            (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request, or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
      (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            (iv) In any default period, the holders of Common Stock, and, if applicable, other classes of stock of the Corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right, voting as a class, to elect two Directors, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

            (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Charter or by-laws irrespective of any increase made pursuant to the provisions of paragraph
      (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

            (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action (including any merger or any issuance of Preferred Stock senior in right of payment or otherwise to the Series A Preferred Stock).

            Section 4.  Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5.  Reacquired Shares.

            Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            Section 6.  Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation (a "Liquidation Event"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the sum (the "Series A Liquidation Preference") of (a) $1000 per share, plus (b) an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus (c) an amount equal to the fair market value (as determined in good faith by the Board of Directors) as of such date of all securities (or fractions thereof) then attached to a share of Common Stock for purposes of the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust, as amended from time to time. Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the sum of (X) $1000 per share plus (Y) an amount equal to accrued and unpaid dividends and distributions on the Series A Preferred Stock, whether or not declared, to the date of payment of the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series A Preferred Stock whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Corporation's total liabilities.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7.  Consolidation, Merger, etc.

            In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that would be held or receivable upon the consummation of such consolidation, merger, combination or other transaction by a holder of a Unit. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8.  No Redemption.

            The shares of Series A Preferred Stock shall not be redeemable.

            Section 9.  Ranking.

            The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

            Section 10.  Amendment.

            The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

            Section 11.  Fractional Shares.

            Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

            SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

            THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

            FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has caused its corporate seal to be hereunto affixed and these Articles Supplementary to be signed by its President and Chief Operating Officer, and the same to be attested to by its Executive Vice President, General Counsel and Secretary, this 24th day of March, 1999.



                                  STARWOOD HOTELS & RESORTS
                                  WORLDWIDE, INC.



                                  By:  /s/ Richard D. Nanula
                                       --------------------------------------
                                  Name:  Richard D. Nanula
                                  Title: President and Chief Operating Officer


(Corporate Seal)

Attest:




    /s/ Thomas C. Janson, Jr.
-----------------------------------------
Name:  Thomas C. Janson, Jr.
Title: Executive Vice President,
       General Counsel and Secretary